EXHIBIT 10.21.1


                         NOVEMBER 14, 1995, AMENDMENT TO
                              BOWATER INCORPORATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN


         WHEREAS, Bowater Incorporated (the "Sponsor") has established the Bowater Incorporated Executive Deferred Compensation Plan (the "Plan"), has reserved the right to amend and terminate the Plan, and has previously amended the Plan effective January 1, 1995; and

         WHEREAS, in anticipation of the Sponsor's termination of the Plan effective October 1, 1996, the Sponsor desires to further amend the Plan to cease future deferrals thereunder and to change the manner in which earnings are credited;

         NOW THEREFORE, the Plan is hereby terminated as of October 1, 1996, and is amended, effective January 1, 1996, as follows:

         1.       Paragraph (b) of Section 6 is amended to read as follows:

                  "(b) Subsequent Deferrals. No deferral of (i) salary payable after December 31, 1995, or (ii) bonus subsequent to the 1995 bonus, may be made under the Plan."

         2.       Paragraph (c) of Section 6 is deleted.

         3. The following is added between the second and third paragraphs of Section 9:

                  "Notwithstanding the foregoing, from and after January 1, 1996, the Adjustment component of the Deferral Account shall be an imputed annual interest rate of eight percent (8%), which shall be credited to the Participants' Deferred Accounts as of the end of each month. From and after January 1, 1996, the Investment Options shall no longer be used to calculate the Adjustment component of the Deferral Account."

         IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Company by its duly authorized officers as of November 14, 1995, on this 17th day of November, 1995.

                                            BOWATER INCORPORATED


                                            By:    /s/ Ecton R. Manning
                                            Ecton R. Manning
                                            Vice President - General Counsel


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